UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2026

Amentum Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42176	99-0622272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4800 Westfields Blvd., Suite #400
Chantilly, Virginia 20151
(703) 579-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the
Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMTM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the
Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2
of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended Credit Agreement
On April 24, 2026, Amentum Holdings, Inc., a Delaware corporation (“Amentum”), entered into the First
Amendment (the “First Amendment”), dated as of such date, among Amentum, Amentum Services, Inc., a Delaware corporation (“Amentum Services”), Amentum Technology, Inc., a Tennessee corporation (“Amentum
Technology”), the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and
JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Credit
Agreement dated as of September 27, 2024 (the “Existing Credit Agreement” and, as amended by the First
Amendment, the “Credit Agreement”), among Amentum, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent.
The Credit Agreement provides for, among other things, (a) a new five-year senior secured term loan A facility in an aggregate principal amount of $1.400 billion, (b) a new senior secured term loan B facility in an aggregate principal amount of $1.591 billion and (c) a new five-year senior secured revolving facility with commitments in an aggregate amount of $1.000 billion. The new term loan A facility and the new term loan B facility replaced the existing term loan B facility under the Existing Credit Agreement, and the new revolving facility replaced the existing revolving facility under the Existing Credit Agreement. Amentum, Amentum Services and Amentum Technology are co-
borrowers under the term facilities.
Amentum, Amentum Services and Amentum Technology used the proceeds of the term facilities, together with other cash on hand of Amentum and its subsidiaries, to repay in full all outstanding borrowings and other amounts under the Existing Credit Agreement and to pay fees and expenses related to the financing. Proceeds of the revolving facility under the Credit Agreement may be used for general corporate purposes. Any repayments and prepayments of the term facilities may not be reborrowed; repayments of the revolving facility may be reborrowed prior to the termination thereof.
The term loan A facility will mature on April 24, 2031 and, prior to its scheduled final maturity, will amortize in quarterly installments in an aggregate annual amount equal to (a) from September 30, 2026 through June 30, 2028,
2.50% of the original principal amount of the loans borrowed thereunder, (b) from September 30, 2028 through June
30, 2030, 5.00% of the original principal amount of the loans borrowed thereunder and (c) for each fiscal quarter thereafter, 7.50% of the original principal amount of the loans borrowed thereunder. The term loan B facility will mature on September 27, 2031 and, prior to its scheduled final maturity, will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the loans borrowed thereunder.
The revolving facility will mature on April 24, 2031. Borrowings under the revolving facility are available in U.S.
dollars, Canadian dollars, euro and Sterling. A portion of the revolving facility is available for the issuance of letters of credit in U.S. dollars, Canadian dollars, euro, Sterling and certain other foreign currencies.
The interest rate per annum applicable to the term loan A facility is, at Amentum’s option, equal to either the
Alternate Base Rate (as defined in the Credit Agreement) plus an interest rate margin of 0.25% to 1.00% or the Term
SOFR (as defined in the Credit Agreement) plus an interest rate margin of 1.25% to 2.00%, in each case, based on
Amentum’s first lien leverage ratio. The interest rate per annum applicable to the term loan B facility is, at
Amentum’s option, equal to either the Alternate Base Rate plus an interest rate margin of 0.75% or the Term SOFR plus an interest rate margin of 1.75%. The interest rate per annum applicable to the revolving facility under the
Credit Agreement is, at Amentum’s option, equal to either the Alternate Base Rate or Canadian Prime Rate (as defined in the Credit Agreement) plus an interest rate margin of 0.25% to 1.00% or the Term SOFR, Daily Simple
SOFR (as defined in the Credit Agreement), EURIBOR (as defined in the Credit Agreement), Daily Simple SONIA
(as defined in the Credit Agreement) or Term CORRA (as defined in the Credit Agreement) plus an interest rate margin of 1.25% to 2.00%, in each case, based on Amentum’s first lien leverage ratio.
The Credit Agreement contains customary prepayment rights and customary mandatory prepayments, as well as customary affirmative and negative covenants that apply to Amentum and its restricted subsidiaries, including limitations on indebtedness, liens, restricted payments, restricted debt payments, investments, burdensome agreements, disposition of assets, transactions with affiliates, conduct of business and fundamental changes. The term loan B facility does not include any financial maintenance covenants. The term loan A facility and the revolving facility include a financial maintenance covenant that requires compliance with a maximum first lien net leverage ratio of 4.50 to 1.00, stepping up to 5.00 to 1.00 for four quarters following the consummation of certain qualified material acquisitions. A breach of the financial maintenance covenant will only result in a default or event of default with respect to the term loan B facility if the lenders under the term loan A facility and the revolving facility have, as a result of such breach, demanded repayment of the obligations under the term loan A facility and the revolving facility or otherwise accelerated such obligations (and terminated the commitments under the revolving facility) and such demand or acceleration has not been rescinded.
The Credit Agreement contains customary events of default (with customary qualifications, exceptions, grace periods and notice provisions), including nonpayment of principal, interest, fees or other amounts, defaults under other agreements, breach of loan documents, breach of representations and warranties, voluntary and involuntary bankruptcy or appointment of receiver, unsatisfied judgments and attachments, certain ERISA events, change of control, invalidity of guaranties, collateral documents and other loan documents, and obligations ceasing to constitute senior indebtedness for purposes of certain subordinated indebtedness.
The obligations of Amentum, Amentum Services, Amentum Technology and any other borrowing subsidiaries under the Credit Agreement and certain designated cash management obligations, hedging obligations and ancillary services obligations, are unconditionally guaranteed on a senior basis (subject to customary exceptions) by, and secured by perfected first-priority security interests (subject to permitted liens and other customary exceptions) in substantially all tangible and intangible assets of, Amentum and its wholly owned material domestic restricted subsidiaries.
The foregoing description of the Credit Agreement and the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement and the First
Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
First Amendment, dated as of April 24, 2026, among Amentum Holdings, Inc., Amentum Services, Inc.,
Amentum Technology, Inc., the other loan parties party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent.*

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMENTUM HOLDINGS, INC.

Date: April 28, 2026	By:	/s/ Travis B. Johnson
		Name:	Travis B. Johnson
		Title:	Chief Financial Officer